UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 16, 2018, Ducommun Incorporated, a Delaware corporation (the “Company”), reported that Amy M. Paul, Vice President, General Counsel and Secretary, ceased to serve as an employee of the Company, effective May 14, 2018.

On May 17, 2018, in connection with Ms. Paul’s departure, the Company and Ms. Paul entered into a separation and release agreement attached hereto as Exhibit 10.1 (the “Agreement”). Under the Agreement, and subject to Ms. Paul executing a general release in favor of the Company and otherwise complying with the terms of the Agreement, the Company is required to pay Ms. Paul a lump sum cash payment equal to $695,407, representing (i) eighteen (18) months of base salary, plus (ii) accrued and unpaid base salary through May 14, 2018, plus (iii) two (2) months of automobile allowances; plus (iv) a pro-rata cash bonus for 2018; plus (v) COBRA premiums for twelve (12) months; plus (vi) the cash equivalent of the portion of Ms. Paul’s equity awards that would have vested in 2018. In addition, the Company is required to pay up to one (1) year of outplacement services for Ms. Paul, at a cost not to exceed $7,200.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1     Separation and Release Agreement, entered into as of May  17, 2018, between Ducommun Incorporated and Amy M. Paul.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: May 23, 2018	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer